UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 22, 2006

Date of Earliest Event Reported: December 14, 2006

Vubotics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28883	58-2212465
(State or other jurisdiction	(Commission	I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Glenridge Connector, Suite 200, Atlanta, Georgia  30342

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 404.459.5850

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                                                                 On December 14, 2006, Roy Dantzman announced his resignation as a director of Vubotics, Inc. (the “Company”), effective immediately.

                                                                                                On December 15, 2006, Craig J. Larson announced his resignation as a director of the Company, effective immediately.

(d)                                                                                 On December 15, 2006, the remaining members of the Company’s Board of Directors elected, by unanimous consent, Robert T. Eramian to serve as a Director until the next annual meeting of the shareholders.

Item 8.01                                             Other Events.

                                                                                                The Board of Directors has confirmed through a unanimous consent resolution that the Board is properly comprised of three members according to the Company’s bylaws, and Phillip Lundquist, Ronan Harris and Robert Eramian will continue to serve as Directors until the next annual meeting of the Shareholders.

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 22, 2006	Vubotics, Inc.

		By:	/s/ Philip E. Lundquist
Philip E. Lundquist
Chief Executive Officer